SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 3, 1998
                                                           ------------


                        GENTLE DENTAL SERVICE CORPORATION
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             (Exact name of registrant as specified in its charter)



         Washington                       000-23673               91-1577891
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(State or other jurisdiction of         (Commission             (IRS Employer
 incorporation or organization)           File No.)          Identification No.)



     222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245
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               (Address of principal executive offices) (Zip Code)



                                 (310) 765-2400
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               (Registrants telephone number, including area code)



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              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events.

     On June 3, 1998, Gentle Dental Service Corporation (the "Company") completed a $45 million private placement (the "Private Placement"), consisting of $30 million of 7% convertible subordinated debt (the "Convertible Debt") and $15 million of shares of preferred stock (the "Preferred Stock") of the Company. The Private Placement was consummated in a two-step transaction involving a small group of institutional investors (the "Investors"), including Chase Capital Partners, The Sprout Group, Accel Partners, Bessemer Venture Partners and St. Paul Venture Capital. The Investors purchased $13,500,204 of Preferred Stock and $25,500,000 of Convertible Debt on May 18, 1998 and the remaining $1,499,796 of Preferred Stock and $4,500,000 of Convertible Debt on June 3, 1998.

     The Convertible Debt has an eight year term and is convertible into shares of the Company's common stock, no par value ("Common Stock"), at 102.5% of the average bid and asked prices over the 21-day period ending one day prior to the announcement of the financing, which conversion rate equals $9.21 for each share of Common Stock issuable upon conversion of outstanding principal and accrued but unpaid interest on such Convertible Debt. If certain events of default occur, the Convertible Debt then outstanding will automatically convert into shares of Series B Preferred Stock at a rate of one share of Series B Preferred Stock for each $1,000 in principal and accrued but unpaid interest on the Convertible Debt, subject to adjustment for stock splits, reverse splits, stock dividends, reorganizations and the like.

     The Preferred Stock includes the following series: 100 shares of Series A Preferred Stock, all of which is issued and outstanding; 70,000 shares of Series B Preferred Stock, none of which is presently outstanding but which will be issued automatically upon conversion of the then outstanding Convertible Debt, as described above; 100 shares of Series C Preferred Stock, all of which is issued and outstanding; and 2,000,000 shares of Series D Preferred Stock, of which 1,628,663 shares are issued and outstanding. The shares of Series B Preferred Stock are convertible into shares of the Company's Common Stock at the rate of 108.58 shares of Common Stock for each share of Series B Preferred Stock, and the shares of Series D Preferred Stock are convertible into shares of the Company's Common Stock on a share for share basis, in each case subject to adjustment for stock splits, reverse splits, stock dividends, reorganizations and the like. The shares of Series A and Series C Preferred are not convertible and have limited voting rights, but the holders of outstanding shares of Series A Preferred Stock have, and upon the occurrence of certain events the holders of outstanding shares of Series C Preferred Stock will have, the right to elect one member of Company's Board of Directors.

     The Company plans to use the proceeds from the financing for (i) repayment of existing indebtedness, (ii) the payment of fees and expenses incurred in connection with the consummation of the financing, (iii) working capital needs and (iv) acquisitions of assets of dental practices that become affiliated with the Company.

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
Item 7.   Financial Statements and Exhibits.

Exhibit Name     Description
------------     -----------

4.1 Securities Purchase Agreement, dated May 12, 1998, by and between the Company and the Purchasers named therein.

99.1             Press Release, dated June 12, 1998.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: June 30, 1998

                                       GENTLE DENTAL SERVICE CORPORATION,
                                       a Washington corporation


                                       By: /s/ NORMAN R. HUFFAKER
                                           -------------------------------------
                                           Norman R. Huffaker,
                                           Chief Financial Officer

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